EXHIBIT 5

Board of Directors
Cornerstone Realty Income Trust, Inc.
306 East Main Street
Richmond, Virginia 23219

Dear Sirs:

     We have acted as counsel to Cornerstone Realty Income Trust, Inc. ("Cornerstone"), a Virginia corporation, in connection with the preparation of the registration statement on Form S-3 to which this opinion is an exhibit (the "Registration Statement"), which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of 5,000,000 Common Shares of Cornerstone under Cornerstone's Dividend Reinvestment and Share Purchase Plan. Terms not otherwise defined herein shall have the meanings assigned to them in the Registration Statement.

     We have reviewed originals or copies of (i) the Amended and Restated Articles of Incorporation (as amended), Bylaws and other corporate documents of Cornerstone, (ii) certain resolutions of the Board of Directors of Cornerstone, and (iii) the Registration Statement and the prospectus included therein (the "Prospectus"). In addition, we have reviewed such other documents and have made such legal and factual inquiries as we have deemed necessary or advisable for purposes of rendering the opinions set forth below.

     Based upon and subject to the foregoing, we are of the opinion that:

       (1) Cornerstone is duly organized and validly existing under the laws of the Commonwealth of Virginia; and

       (2) The Common Shares registered under the Registration Statement have been duly authorized and, when issued and paid for as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                        Very truly yours,

                                        /s/  McGuire, Woods, Battle & Boothe LLP
                                        ----------------------------------------
                                             McGuire, Woods, Battle & Boothe LLP

April 9, 1999